                                                                 EXHIBIT (g)(2)

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

                  THIS AGREEMENT made as of the 30th day of April, 2003 by and among ING EQUITY TRUST ("Fund"), MBIA INSURANCE CORPORATION ("MBIA") and THE BANK OF NEW YORK ("BNY").

                  WHEREAS, the Fund has established one or more series of the Fund, each to be called a ING Principal Protection Fund (each a "Series") and will continue to establish new Series of the Fund in the future, with an obligation by the Fund, on behalf of each Series, that on a date certain (the "Guarantee Maturity Date"), each shareholder of such Series will be entitled to redeem each of his or her shares for an amount no less than the Guarantee per Share, the calculation of which is described in the Fund's Registration Statement ("Repayment Obligation"); and

                  WHEREAS, the Fund has entered into a Financial Guaranty Agreement with MBIA (the "Financial Guaranty Agreement") whereby MBIA will issue a policy to support the Repayment Obligation of each Series ("Policy"); and

                  WHEREAS, Schedule A contains a list of each Series currently existing to which this Agreement applies; and

                  WHEREAS, such Schedule A may be amended from time to time by mutual written agreement of the parties hereto to include additional series as provided for in the Financial Guaranty Agreement, whereupon such series shall become a Series hereunder;

                  WHEREAS, in connection therewith, the Fund intends to open custody accounts with BNY under the terms of the Custodian Agreement (the "Custodian Agreement") between the Fund and BNY on behalf of each Series, to hold such Series' portfolio investments; and

                  WHEREAS, under the terms of the Financial Guaranty Agreement, in consideration of MBIA's issuing the Policy in respect of a Series, the Fund, on behalf of such Series, has agreed to a particular investment strategy and to provide an arrangement whereby trades executed for such Series through the Guarantee Maturity Date for such Series will be monitored for conformity with certain guidelines; and

                  WHEREAS, the Fund and MBIA wish for BNY to provide investment monitoring services in respect of each Series, and BNY is willing to perform such services upon the following terms and conditions; and

                  WHEREAS, the Fund and MBIA wish for BNY to provide trade execution services in respect of each Series, and BNY is willing to perform such services upon the following terms and conditions.

                  NOW THEREFORE, in consideration of the premises and other good and valuable consideration the parties hereto agree to the following:

         1.       Construction.

                  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning sometimes represented by the phrase "and/or." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule; exhibit and attachment references are to this Agreement unless otherwise specified.

         2.       Custody and Monitoring Services.

                  The Fund, on behalf of each Series, will open with BNY one or more custody account(s) designated "Series" (such designated custody account(s) hereinafter referred to as "Series Account"). The Series Account will contain the appropriate designation in its title and will be operated subject to the terms of the Custodian Agreement between BNY and the Fund. BNY will monitor the assets delivered to each Series Account for conformity with the guidelines set forth in Schedule B attached hereto entitled Conforming Assets Guidelines (the "Guidelines"). For purposes of this Agreement, BNY will only be responsible for performing conforming assets tests on assets that are traded through the Series Accounts and shall not be responsible for monitoring the continuing compliance with the Guidelines of assets held in the Series Accounts. In order to carry out the conforming assets tests, BNY will rely on the trade information that BNY receives from the Fund on behalf of each Series and from broker confirmations tendered by brokers to BNY through The Depository Trust Company's Institutional Delivery Confirmation System ("DTC ID"). Such trade information must be complete, properly formatted and provided to BNY in a timely manner. BNY shall perform the conforming assets tests with respect to each asset added to each Series Account promptly after receipt of the related trade information and in any event within one Business Day (defined as a day upon which the New York Stock Exchange is open for trading and is not a Saturday or Sunday, and is neither a legal holiday nor a day on which banking institutions are generally authorized or obligated by law or regulation to close) of such receipt by BNY. If by applying the conforming assets tests to the Series Accounts in respect of each Series an instance of noncompliance with the Guidelines is noted, BNY will notify MBIA and the Fund promptly of such noncompliance in writing via facsimile transmission. Once BNY has notified the Fund and

MBIA as to the existence of noncompliance with respect to a Series, BNY shall have no further obligation or duty to the Fund, such Series or MBIA to monitor the trade with respect to such Series, or to report its cure.

         3. Notification of Event of Default/Trade Execution/Cure Notice/Obligation to Reject Trades.

                  If MBIA notifies BNY, by giving a written notice to BNY, with a copy to the Fund, substantially in the format of Exhibit 1 hereto, that an Event of Default under the Financial Guaranty Agreement has occurred with respect to a Series and remains uncured ("Event of Default Notice"), BNY will promptly confirm receipt of such notice, via phone contact and facsimile to the Fund.

                  After or concurrently with BNY's receipt of an Event of Default Notice and until the end of the related DK Period (as defined below), MBIA shall be entitled to deliver to BNY (with a copy to the Fund) trade instructions in the format of Attachment 1 to Exhibit 1 (for manual trade instructions) or in the format of Attachment 2 to Exhibit 1 (for electronic instructions) with respect to the Series Accounts in respect of a Series or in respect of all Series as set forth in the Event of Default Notice. MBIA shall deliver to BNY, with a copy to the Fund, a written notice of the cure of such default, substantially in the format of Exhibit 2 hereto, promptly upon the occurrence of such cure (the "Cure Notice").

                  From 12:01 a.m. eastern time on the Business Day immediately following the day upon which BNY receives an Event of Default Notice from MBIA until 12:01 a.m. eastern time on the Business Day immediately following the day upon which BNY receives a Cure Notice from MBIA (a "DK Period"), BNY shall reject and not act upon any trade instructions issued directly by the Fund (or its investment adviser) for the Series Accounts in respect of a Series or in respect of all Series as set forth in the Event of Default Notice. With respect to the Series Accounts, BNY shall, upon the termination of a DK Period, revert to its normal method of accepting trade instructions from the Fund (or its investment adviser) as governed by the Custodian Agreement. Nothing herein shall be construed as authorizing BNY to reject for settlement securities transactions for which trade instructions were issued prior to 12:01 am. eastern time on the Business Day immediately following the day on which BNY receives an Event of Default Notice.

                  From the time BNY receives an Event of Default Notice through the end of the related DK Period, BNY is irrevocably authorized and instructed
(i) to act upon any and all trade instructions delivered by MBIA and (ii) to execute the transactions set forth in such instructions through a broker or dealer designated in writing by MBIA for the Series Accounts in respect of a Series or in respect of all Series as indicated in such Event of Default Notice. BNY will promptly notify the Fund, with a copy to MBIA, of trades executed as a result of instructions received by MBIA. Such notification will be made via transmission of a trade execution file to the extent possible (substantially in the format of Exhibit 5), by close of business on the date such trades are executed.

         4.       Delivery of Documents.

                  The Fund and MBIA will promptly furnish to BNY such copies, properly certified or authenticated, of documents and other related information that BNY may reasonably request or require to properly discharge its duties herein.

         5.        Fees and Expenses.

                  (a) As compensation for the services rendered to the Fund and MBIA pursuant to this Agreement, the Fund, on behalf of each Series, shall pay BNY monthly fees determined as set forth in Schedule A hereto. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice. The Fund and BNY may agree, from time to time, to a change to the fees set forth in Schedule A. Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

                  (b) The Fund may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by the Fund or by BNY. If BNY elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.

                  (c) All fees, out-of-pocket expenses, or additional charges of BNY shall be billed on a monthly basis and shall be due and payable by the Fund, on behalf of each Series, upon receipt of the invoice.

                  (d) BNY will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month. Charges remaining unpaid thirty (30) days after receipt of such statement (with the exception of specific amounts which may be contested in good faith by the Fund) shall bear interest in finance charges equivalent to BNY's Prime Rate as announced from time to time plus two (2) percent per annum and all costs and expenses of effecting collection of any such sums, including reasonable attorneys' fees, shall be paid by the Fund, on behalf of each Series, to BNY.

                  (e) In the event that the Fund, on behalf of a Series, is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Fund), this Agreement may be terminated with respect to such Series upon sixty (60) days' written notice to the Fund and MBIA by BNY. The Fund must notify BNY in writing of any contested amounts, with a copy to MBIA, within thirty (30) days of receipt of a billing for such amounts. Disputed amounts are not due and payable while they are being investigated. MBIA reserves the right to pay the delinquent amounts thereby eliminating BNY's right to terminate the Agreement under this subsection.

         6.       Limitation of Liability and Indemnification

                  (a) In undertaking the performance of its obligations hereunder, BNY shall not be liable for any loss, damage or expense suffered by the Fund, any Series or MBIA in connection with the matters to which this Agreement relates or the services provided hereunder except for general damages solely caused by or resulting from willful misfeasance, bad faith or negligence on the part of BNY, its officers, employees or agents, in the performance of its or their duties under this Agreement. "General Damages" means only those damages as directly and necessarily result from such act or omission without reference to any special conditions or circumstances of the Fund, any Series or MBIA. In no event shall BNY be liable for any indirect, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if BNY has been advised of the likelihood of such losses or damages and regardless of the form of action through which any such losses or damages may be claimed.

                  (b) BNY shall not be responsible for, and the Fund on behalf of each Series shall indemnify and hold BNY, its officers, employees and agents (collectively "BNY and its agents") harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by BNY or its agents in connection with BNY's acceptance of this Agreement in the performance of its/their duties hereunder in respect of such Fund, including but not limited to those arising out of or attributable to:

                           (i) any and all actions of BNY and its agents required to be taken pursuant to this Agreement;

                           (ii) the reliance on or use by BNY and/or its agents of information, records, or documents which are received by BNY and/or its agents and furnished to it or them by or on behalf of the Fund, such Series or MBIA in accordance with this Agreement, and which have been prepared or maintained by the Fund, such Series or MBIA or any third party on behalf of the Fund, such Series or MBIA;

                           (iii) the Fund's or MBIA's refusal or failure to comply with the terms of this Agreement or any agreement between such Series, the Fund and MBIA relating to the matters herein, or the Fund's, such Series', or MBIA's lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

                           (iv) any delays, inaccuracies, errors in or omissions from information or data provided to BNY or its agents by MBIA or such Series or the Fund or provided to BNY or its agents by data or corporate action services or vendors;

                           (v) the offer or sale of shares by the Fund, such Series in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation any stop order or other determinations or ruling by any federal agency or any state agency with respect to the offer or sale of such shakes in such state (1) resulting from activities, actions, or omissions by the Fund, such Series or MBIA, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund, such Series or MBIA prior to the effective date of this Agreement;

                           (vi) all actions, omissions, or errors caused by third parties to whom BNY, its agents, the Fund on behalf of such Series, or MBIA has assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund or MBIA; and

                           (vii) BNY and its agents acting upon electronic or written trade instructions given by MBIA pursuant to
                  Section 3;

provided that, in no event shall BNY or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its or their duties hereunder.

                  (c) MBIA shall indemnify and hold BNY, and its agents harmless from and against any and all losses, damages, costs, reasonable attorneys' fees and expenses, incurred by BNY and its agents insofar as such losses, damages or costs arise out of, or are based upon, wrongful exercise by MBIA of its rights under the Financial Guaranty Agreement to give instructions to BNY pursuant to Section 3 hereof; provided that, in no event shall BNY or its agents be indemnified for its or their negligence, bad faith or willful misfeasance in carrying out its duties hereunder.

                  (d) In performing its services hereunder, BNY and its agents shall be entitled to rely only on written instructions (oral instructions are not permitted), notices or other communications, including electronic transmissions, bearing or purporting to bear the manual or facsimile signature of any person from each Series, the Fund or MBIA (an "Authorized Person") named, and in the capacity identified, in lists (naming those persons who may authorize the transactions in Sections 2 and 3) which are attached hereto as Exhibit 3 (for the Fund) and Exhibit 4 (for MBIA). Any changes to such lists will be furnished to BNY from time to time in writing and given in the manner set forth in Section 9 hereof and will be signed by an officer of either the Fund or MBIA, as appropriate, who shall provide BNY with evidence of his or her authority to make such changes. Each of the Fund, in Exhibit 3, and MBIA, in Exhibit 4, will provide BNY with authenticated specimen signatures of each Authorized Person, and each of the Fund, on behalf of each Series, and MBIA shall indemnify BNY and its agents for any loss or expense caused by reliance upon such authenticated specimen signatures which BNY and its agents acting in good faith believe to be genuine, valid and authorized, and shall be indemnified by each of the Fund and MBIA as appropriate for any loss or expense caused by such reliance. In addition, in performing its services hereunder, BNY and its agents also shall be entitled to consult with and rely on the advice and opinions of legal counsel retained by BNY or the Fund or MBIA, as necessary or appropriate, including BNY's in-house counsel, and BNY shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

                  (e) In the event that BNY or its agents shall receive instructions, claims or demand from the Fund, a Series, or MBIA which, in BNY's opinion, conflict with any of the provisions of this Agreement, BNY shall notify the Fund, such Series, or MBIA, as the case may be, of such conflict and shall be, entitled to refrain from taking any action and its sole obligation shall be to keep safely all assets in the Series Account until it shall receive instructions, claims or demands from such party which, in BNY's opinion, conform to the provisions of this Agreement.

                  (f) The duties and responsibilities of BNY hereunder shall be determined solely by the express provisions of this Agreement, except that the settlement and safekeeping of assets in the Series Accounts shall be governed by the terms of the Custodian Agreement between BNY and the Fund. Should there be any conflict between the terms of the Custodian Agreement and the terms of this Agreement regarding the services set forth in Section 3 of this Agreement, the terms of this Agreement shall govern.

                  (g) BNY shall have no responsibility to make recommendations with respect to the purchase, retention or sale of assets relating to the Series Accounts or to maintain any insurance on assets in the Series Accounts for the benefit of MBIA or any Series BNY shall be under no obligation to take action to collect any amount payable on assets in default, or if payment is refused after due demand and presentment.

                  (h) BNY shall have no responsibility for any act or omission, or for the solvency or insolvency, or notice to BNY or any of its affiliates or agents of the solvency or insolvency, of any broker (other than a BNY affiliate selected by BNY pursuant to Section 3 hereof to execute the trade instructions provided by MBIA).

                  (i) Any liability of the Fund under this Agreement with respect to a Series, or in connection with the transactions contemplated herein with respect to such Series, shall be discharged only out of the assets of such Series, and no other series of the Fund (including any other Series) shall be liable with respect thereto.

                  (j) BNY shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by forces beyond the reasonable control of BNY, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communication services or computer (software or hardware) services but only to the extent beyond BNY's reasonable control, and only if BNY is maintaining such back-up system(s) and disaster recovery plan(s) as are required by its regulators and all laws applicable to BNY; it being understood that BNY shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances

         7.       Term.

                  This Agreement shall become effective immediately and shall terminate on the earlier of the termination date under the Custodian Agreement or December 31, 2008, unless earlier terminated by any party hereto on 90 days' written notice to the other parties. Upon termination of this Agreement, the Fund, on behalf of each Series, shall pay to BNY such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.

         8.       Representations.

                  (a) The Fund, on behalf of each Series, represents and warrants that the Fund has directed such Series' investment adviser to comply with the Guidelines and purchase for such accounts only assets conforming to the Guidelines.

                  (b) Each of the parties hereto represents and warrants that: (i) it has the legal right, power and authority to execute; deliver and perform this Agreement and to carry out all of the transactions contemplated hereby; (ii) it has obtained all necessary authorizations, (iii) the execution, delivery and performance of this Agreement and the carrying out of any of the transactions contemplated hereby will not be in conflict with, result in a breach of or constitute a default under any agreement or other instrument to which it is a party or which is otherwise known to it; (iv) it does not require the consent or approval of any governmental agency or instrumentality, except any such consents and approvals which it has obtained; and (v) the execution and delivery of this Agreement by it will not violate any law, regulation, charter, by-law, order of any court or governmental agency or judgment applicable to it.

         9.       Notices.

                  Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile or other electronic system acceptable to BNY, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the others):

                  If to the Fund or a Series:

                        ING Equity Trust
                        7337 E. Doubletree Ranch Road
                        Scottsdale, AZ 85258
                        Attention: Kimberly A. Anderson, Vice President and
                                   Secretary
                        Phone: (480) 477-2670
                        Fax:   (480) 477-2744

                  If to MBIA:

                        MBIA Insurance Corporation
                        113 King Street
                        Armonk, New York 10504
                        Attention: General Counsel's Office - Paul C. Roberts
                        Phone: (914) 765-3923
                        Fax:   (914) 765-3919

                  If to BNY:

                        The Bank of New York
                        100 Church Street,
                        New York, New York 10286

                        Attention:
                        Phone:
                        Fax:

         10.      Waiver.

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

         11.      Amendments.

                  This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto. No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the parties.

         12.      Severability.

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all others persons and circumstances.

         13.      Governing Law.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to laws as to conflicts of laws, and shall be binding on all the parties hereto and their respective successors and assigns. The Fund, MBIA and BNY hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts in the State and County of New York for the purposes of any suit, action or other proceedings arising out of this Agreement. The Fund, MBIA and BNY hereby irrevocably waive any objection on the ground of venue, forum non conveniens, or any similar grounds, and irrevocably consent to service of process by mail or in any manner permitted by New York law, and irrevocably waive their respective rights to any jury trial. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

         14.      Benefit of the Parties.

                  This Agreement is for the exclusive benefit of the parties hereto and shall not be relied upon by or create any beneficial interest in any person not a party hereto including any shareholders of the Fund.

         15.      Counterparts:

                  This Agreement may be executed by the parties in a number of counterparts each of which shall be an original and together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

ING EQUITY TRUST                         MBIA INSURANCE CORPORATION

By: -s- Michael J. Roland                By: -s- PAUL L. ROBERTS
   ---------------------------               -------------------------
Name: Michael J. Roland                  Name: PAUL L. ROBERTS

Title: Executive Vice President          Title: Vice President

THE BANK OF NEW YORK

BY: -s- EDWARD G. McGANN
   ------------------------------
Name:  EDWARD G. McGANN

Title: VICE PRESIDENT

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

                                FEES AND EXPENSES

Series*                                            Annual Fee
-------                                            ----------
ING Principal Protection Fund                       $12,000
ING Principal Protection Fund II                    $12,000
ING Principal Protection Fund III                   $12,000
ING Principal Protection Fund IV                    $12,000
ING Principal Protection Fund V                     $12,000
ING Principal Protection Fund VI                    $12,000
ING Principal Protection Fund VII                   $12,000

Pursuant to the Custodian Service and Monitoring Agreement dated April 30, 2003, by and among ING Equity Trust, MBIA (formerly MBIA Insurance Corporation) and The Bank of New York (the "Agreement") the undersigned hereby amend this Schedule A to the Agreement to add ING Principal Protection Fund, ING Principal Protection Fund II, ING Principal Protection Fund III, ING Principal Protection Fund IV, ING Principal Protection Fund V, and Principal Protection Fund VI.

IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of June 2, 2003.

                                                                      THE BANK OF NEW
     ING EQUITY TRUST                        MBIA                           YORK
-S- Robert S. Naka                  -S- PAUL C. ROBERTS              -S- EDWARD G. McGANN
------------------------------      -----------------------          -----------------------
Name: Robert S. Naka                Name: PAUL C. ROBERTS            Name: EDWARD G. McGANN
Title: Senior Vice President        Title: Vice President            Title: VICE PRESIDENT

-----------

* Any new series of the Fund added to this Agreement will be subject to prior review by The Bank of New York, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.

                                   SCHEDULE A

                                FEES AND EXPENSES

Series(1)                                Annual Fee
---------                                ----------
ING Principal Protection Fund VII        $ 12,000

(1) Any new series of the Fund added to this Agreement will be subject to prior review by BNY, and the rate charged with respect to such new series may be equal to or higher than the annual rate of $12,000, depending upon transaction volumes.

                                   SCHEDULE B

                          CONFORMING ASSETS GUIDELINES

BNY will utilize Open Bloomberg to determine whether the non-callable corporate debt securities have the requisite ratings from S&P and Moody's in performing the Conforming Assets Guideline review. In the event a corporate debt rating is not available on Open Bloomberg, BNY will apply the rating from Moody's and Standard & Poors, if available. If not, BNY will use the issuer's long-term debt rating for monitoring purposes.

Equity Asset Test

- Equity securities of any company included in the S&P 500 Index, as published by FactSet Data Systems, Inc. or by S&P

- Forward contracts on the S&P 500 Index, as traded on the Chicago Mercantile Exchange

Fixed Income Assets Test

- U.S. Treasury or Agency Zeroes, including Government Trust Certificates, which represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by a full faith and credit guaranty issued by the Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act,
         1988) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note, and which are rated at least AAA by S&P or Aaa by Moody's, maturing on, or within 90 days preceding, the Guarantee Maturity Date

- Non-callable corporate debt securities, maturing within 3 years (preceding or following) of the Guarantee Maturity Date and having a rating of at least AA- by S&P or Aa3 by Moody's

- U.S. Treasury Notes and U.S. Agency Notes maturing within 3 years (preceding or following) of the Guarantee Maturity Date

- if both Moody's and S&P have issued a rating thereon, such rating shall be no less than Aa3/AA-

-        U.S. Treasury Futures

Cash and Cash Equivalents Test

-        Cash and

- the following short-term securities with remaining maturities of 180 days or less:

         (1) direct obligations of, and obligations fully guaranteed as to full and timely payment by the full faith and credit of, the United States of America, U.S. Agency Notes and U.S. Agency Zeroes;

(2) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof; provided that at the time of investment therein the commercial paper or other short-term unsecured debt obligations thereof shall be rated at least A-1 by S&P or P-1 by Moody's

(3) bankers acceptances issued by any depository institution or trust company referred to in clause (2) above and

(4) commercial paper having at the time of the investment therein a rating of at least A-1 by S&P or P-1 by Moody's

(5) "Qualified Repurchase Agreements" which shall mean, with respect to any PPF and any Valuation Date, repurchase agreements that (i) mature in no more than seven days (ii) are 102% fully collateralized with cash, U.S.Treasury securities or U.S.Agency debentures, (iii) are marked-to-market and remargined daily, and
(iv) are issued by sellers that at the time of issue have a short-term rating of P-1 from Moody's and A-1 or A-1+ from Standard and Poor's, or in the absence of a short-term rating of the issuer, the parent of the issuer has a short-term rating of P-1 from Moody's and A-1 or A-1 + from Standard and Poor's, provided that a repurchase agreement will not be a Qualified Repurchase Agreement, if immediately after its purchase the aggregate amount of all Qualified Repurchase Agreements would exceed 10% of the Total Net Assets, except that during the initial ten days of the Guarantee Period there shall be no limitation on Qualified Repurchase Agreements as a percentage of Total Net Assets.

                                    EXHIBIT 1

                             EVENT OF DEFAULT NOTICE

[Date]

[Addressee BNY]

      Re:  Event of Default

Pursuant to Section 3 of the Custodian Service and Monitoring Agreement (the "Agreement") dated___________________among ING Equity Trust ("Fund"), The Bank of New York ("BNY") and MBIA Insurance Corporation ("MBIA"), please be advised that an Event of Default, as defined in Section 4.1(_______) relating to a default under [Section 3.________________ of](1) the Financial Guaranty Agreement dated among the Fund and MBIA [with respect to ING Principal Protection Fund [____]][with respect to each of the ING Principal Protection Funds], has occurred and [remains uncured. Please reject and do not act upon any trade instructions for the settlement of securities issued directly by [the Series Fund][all Series Funds] (or its investment adviser or its sub-adviser) for [the] [all] ING Principal Protection Fund[s] [_______________] Account # _________________.] or [was cured on the date hereof, as indicated in a Cure Notice dated the date hereof].(2) Please have the following trades listed on the attached Trade Instructions executed in respect of ING Principal Protection Fund [_______].

MBIA Insurance Corporation

By:
Title:

copy:    ING Equity Trust
         7337 E. Doubletree Ranch Road
         Scottsdale, AZ 85258
         Attention: Kimberly A. Anderson, Vice President and Secretary
         Phone: (480)477-2670
         Fax:   (480) 477-2744

--------------

(1) Strike language in brackets and initial if Section 4.1 (c) or (d) Event of Default has occurred.

(2)      Strike inappropriate language in brackets and initial.

                            EXHIBIT 1 - ATTACHMENT 1
                            MANUAL TRADE INSTRUCTIONS
       (WITH RESPECT TO ING PRINCIPAL PROTECTION FUND [___________])

From: MBIA Insurance Corporation

 PORTFOLIO ACCOUNT           BUY OR SELL          SECURITY NAME         TICKET/CUSIP           QUANTITY
 -----------------           -----------          -------------         ------------           --------
1.
-------------------      ------------------     -----------------    -----------------    --------------------

2.
-------------------      ------------------     -----------------    -----------------    --------------------

3.
-------------------      ------------------     -----------------    -----------------    --------------------

4.
-------------------      ------------------     -----------------    -----------------    --------------------

5.
-------------------      ------------------     -----------------    -----------------    --------------------

6.
-------------------      ------------------     -----------------    -----------------    --------------------

7.
-------------------      ------------------     -----------------    -----------------    --------------------

8.
-------------------      ------------------     -----------------    -----------------    --------------------

Note: CUSIP Number is only required for U.S. Treasury Strip securities.

copy: ING Equity Trust

      [________________]

Attn: Counsel
Fax: [(_______) ______ - _______]

                                    EXHIBIT 2

                                   CURE NOTICE

[Date]

ING Equity Trust
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258
Attention: Kimberly A. Anderson, Vice President and Secretary
Phone: (480) 477-2670
Fax:   (480) 477-2744

         Re: Event of Default

Pursuant to Section 3 of the Custodian Service and Monitoring Agreement (the "Agreement") dated__________________among ING Equity Trust ("Fund"), The Bank of New York ("BNY") and MBIA Insurance Corporation ("MBIA"), please be advised that an Event of Default identified in our written notice to BNY dated ___________________________, as defined in Section 4.1(_________) relating to a default under [Section 3.__________of](3) the Financial Guaranty Agreement dated________________________________ among the Fund and MBIA has been cured. Please revert to your normal method of accepting trade instructions from the ING Principal Protection Fund [_________________] (or its investment adviser or its sub-adviser) for ING Principal Protection Fund [_____________] (as defined in the Agreement).

MBIA Insurance Corporation

_____________________________
By:
Title:

copy:   The Bank of New York

-------------------
(3) Strike language in brackets and initial if Section 4.1(c) or (d) Event of Default has occurred.

                                    EXHIBIT 3

                      AUTHORIZED PERSONS - ING EQUITY TRUST

The following ING Equity Trust personnel are authorized to instruct BNY as it relates to ING Principal Protection Fund [_________]:

________________________________________________________________________________
             Telephone:                              Facsimile:

________________________________________________________________________________
             Telephone:                              Facsimile:

________________________________________________________________________________
             Telephone:                              Facsimile:

________________________________________________________________________________
             Telephone:                              Facsimile:

                                    EXHIBIT 4

AUTHORIZED PERSONS AND SIGNATURE SAMPLES - MBIA INSURANCE CORPORATION

The following MBIA Insurance Corporation personnel are authorized to instruct BNY as it relates to ING Principal Protection Fund [____]:

________________________________________________________________________________
             Telephone:                              Facsimile:

________________________________________________________________________________
             Telephone:                              Facsimile:

________________________________________________________________________________
             Telephone:                              Facsimile:

________________________________________________________________________________
             Telephone:                              Facsimile:

                                    EXHIBIT 5

                       TRADE EXECUTION; NOTIFICATION FILE

Each ING Principal Protection Fund must have a header (Record Type 1), the trade execution detail for purchases and sales (Record Type 2), hash totals (Record Type 3) one each for purchase and sales.

FLAT FILE FORMAT FOR TRADE PARSE

HEADER (RECORD TYPE 1)

      FIELD               POSITION     LENGTH             COMMENTS
------------------------------------------------------------------------------
Record Type                  1           1        "1"
Filler                       2           1        space
Account                      3          30        ING Portfolio
Trade Date                  33           8        mm/dd/yy
Filler                      41           1        space
Settlement Date             42           8        mm/dd/yy
Filler                      50           1        space
Broker Number               51           6        Assigned by ING Operations
DETAIL (RECORD TYPE 2)

       FIELD              POSITION     LENGTH           COMMENTS
--------------------------------------------------------------------------------
Record Type                  1            1       "2"
Filler                       2            1       space
CUSIP                        3            9
Filler                      12            1       space
Ticker                      13            6
Filler                      19            1       space
Buy/Sell                    20            1       "B" or "S"
Filler                      21            1       space
Shares                      22            7       no commas, no decimals
Filler                      29            1       space
Price                       30           11       six decimals, no commas
Filler                      41            1       space
Commission                  42            7       four decimals
Filler                      49            1       space
Security Name               50           30

                               EXHIBIT 5 (CONT'D.)

TOTALS (RECORD TYPE 3)

FIELD                     POSITION     LENGTH             COMMENTS
---------------------------------------------------------------------------
Record Type                  1            1       "3"
filler                       2            1       space
Buy/Sell                     3            1       "B" or "S"
filler                       4            1       space
# of trades                  5            4       no comma
filler                       9            1       space
# of shares                 13            8       no commas, no decimals
filler                      21            1       space
Gross cost/proceeds         22           13       no commas, two decimals
filler                      35            1       space
Commission                  36           13       no commas, three decimals
filler                      49            1       space
SEC Fee                     50            9       no commas, two decimals
filler                      59            1       space
Net cost/proceeds           60           13       no commas, two decimals

                                AMENDMENT TO THE
                   CUSTODIAN SERVICE AND MONITORING AGREEMENT

         This Amendment to the Custodian Service and Monitoring Agreement (the "Amendment"), which amends the Custodian Service and Monitoring Agreement dated April 30, 2003, by and among ING Equity Trust, MBIA (formerly MBIA Insurance Corporation) and The Bank of New York (the "Agreement"), is made and entered into as of September 30, 2003.

         WHEREAS, ING Equity Trust, MBIA and The Bank of New York (the "Parties") are parties to that certain Custodian Service and Monitoring Agreement dated April 30, 2003; and

         WHEREAS, the Parties to the Agreement wish to amend Section 6(c) of the Agreement and SCHEDULE B to the Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree that:

         A. Amendment to Section 6(c). Section 6(c) of the Agreement is hereby amended by adding the following sentence as the last sentence in Section 6(c):

                  In cases where BNY is entitled to indemnification from MBIA under this paragraph (c) and also may be eligible to receive indemnification from a Fund as provided in paragraph (b) of this Section 6, BNY shall not seek to recover from the Fund until it has sought recovery and made a good faith effort to collect from MBIA under this paragraph (c).

         B.       Amendments to SCHEDULE B.

         1. SCHEDULE B, Conforming Assets Guidelines, attached to the Agreement and dated April 30, 2003 is hereby deleted in its entirety; and

         2. AMENDED SCHEDULE B, Conforming Assets Guidelines, attached hereto replaces, in its entirety, the previous SCHEDULE B to the Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this amendment to be executed as of September 30, 2003.

ING EQUITY TRUST                              MBIA

By: -S- Michael J. Roland                    By: -S- LOUIS G. LENZI
   --------------------------                   --------------------------
Name: Michael J. Roland                      Name: LOUIS G. LENZI
Title: Executive Vice President              Title: Managing Director

THE BANK OF NEW YORK

By: -S- IRA R. ROSNER
   -------------------
Name: IRA R. ROSNER
Title: VICE PRESIDENT

                               AMENDED SCHEDULE B

CONFORMING ASSETS GUIDELINES

BNY will utilize Open Bloomberg to determine whether the non-callable corporate debt securities have the requisite ratings from S&P and Moody's in performing the Conforming Assets Guideline review. In the event a corporate debt rating is not available on Open Bloomberg, BNY will apply the rating from Moody's and Standard & Poors, if available. If not, BNY will use the issuer's long- term debt rating for monitoring purposes.

Equity Asset Test

- Equity securities of any company included in the S&P 500 Index, as published by FactSet Data Systems, Inc. or by S&P

- Forward contracts on the S&P 500 Index, as traded on the Chicago Mercantile Exchange

- Exchange Traded Funds that invest in a portfolio of stocks designed to track the performance and dividend yield of the S&P 500 Index

Fixed Income Assets Test

- U.S. Treasury or Agency Zeroes, including Government Trust Certificates, which represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by a full faith and credit guaranty issued by the Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act, 1988) and (ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note, and which are rated at least AAA by S&P or Aaa by Moody's, maturing on, or within 90 days preceding, the Guarantee Maturity Date

- Non-callable corporate debt securities, maturing within 3 years (preceding or following) of the Guarantee Maturity Date and having a rating of at least AA- by S&P or Aa3 by Moody's

- U.S. Treasury Notes and U.S. Agency Notes maturing within 3 years (preceding or following) of the Guarantee Maturity Date

- if both Moody's and S&P have issued a rating thereon, such rating shall be no less than Aa3/AA-

-        U.S. Treasury Futures

Cash and Cash Equivalents Test

-        Cash and

- the following short-term securities with remaining maturities of 180 days or less:

(1) direct obligations of, and obligations fully guaranteed as to full and timely payment by the full faith and credit of, the United States of America, U.S. Agency Notes and U.S. Agency Zeroes;

(2) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof; provided that at the time of investment therein the commercial paper or other short-term unsecured debt obligations thereof shall be rated at least A-l by S&P or P-l by Moody's

(3) bankers acceptances issued by any depository institution or trust company referred to in clause

(2) above and

(4) commercial paper having at the time of the investment therein a rating of at least A-l by S&P or P-l by Moody's

(5) "Qualified Repurchase Agreements" which shall mean, with respect to any PPF and any Valuation Date, repurchase agreements that (i) mature in no more than seven days (ii) are 102% fully collateralized with cash, U.S. Treasury securities or U.S. Agency debentures, (iii) are marked-to-market and remargined daily, and (iv) are issued by sellers that at the time of issue have a short-term rating of P-l from Moody's and A-l or A-l + from Standard and Poor's, or in the absence of a short-term rating of the issuer, the parent of the issuer has a short-term rating of P-l from Moody's and A-l or A-l + from Standard and Poor's, provided that a repurchase agreement will not be a Qualified Repurchase Agreement, if immediately after its purchase the aggregate amount of all Qualified Repurchase Agreements would exceed 10% of the Total Net Assets, except that during the initial ten days of the Guarantee Period there shall be no limitation on Qualified Repurchase Agreements as a percentage of Total Net Assets.